Exhibit 99.1

    Cathay Bancorp Announces an Increase of 8% in Second Quarter Net Income

      LOS ANGELES, July 15 /PRNewswire-FirstCall/ -- Cathay Bancorp, Inc. (the "Company",) (Nasdaq: CATY), the holding company for Cathay Bank (the "Bank"), today announced results for the second quarter of 2003.

      STRONG FINANCIAL PERFORMANCE
                                                  2nd Quarter     2nd Quarter
                                                      2003           2002
      Net income                               $13.2 million  $12.2 million
      Basic earnings per share                         $0.74          $0.68
      Diluted earnings per share                       $0.73          $0.67
      Return on average assets                         1.81%          1.93%
      Return on average stockholders' equity          17.35%         19.03%
      Efficiency ratio                                35.61%         34.68%

      SECOND QUARTER HIGHLIGHTS:

      * An increase of 8% in second quarter 2003 net income to $13.2 million compared with $12.2 million during the same quarter a year ago.

      * Total assets growth of $258.6 million or 9% to $3.01 billion at June 30, 2003, from December 31, 2002 of $2.75 billion.

      * Gross loan growth from December 31, 2002, of $77.1 million or 4%, primarily in commercial mortgage loans and commercial loans.

      * Deposit accounts growth from December 31, 2002, of $130.2 million or 6%, of which $39.8 million was in transaction and money market accounts.

      * Net recoveries of $60,000 compared with net charge-offs of $3.5 million in the year ago quarter.

      * Return on average stockholders' equity was 17.35% and return on average assets was 1.81% for the quarter ended June 30, 2003.

      * On May 7, 2003, the Company announced the signing of a definitive agreement by which GBC Bancorp (Nasdaq: GBCB) will be merged into the Company and by which General Bank will be merged into Cathay Bank.

      * On May 29, 2003, the American Banker newspaper ranked the Company as the 13th most efficient US bank holding company among the 500 largest, which is the highest among California institutions included in the rankings, based on the results for the year 2002. Previously, the Company had been ranked 8th by the American Banker newspaper, based on year-to-date results as of the third quarter 2002.

      "Our Company has crossed another milestone with our total assets exceeding $3 billion for the first time in this quarter. The second quarter results were solid as measured by increased earnings which benefited from securities gains of $3.9 million, net loan loss recoveries of $60,000 and an efficiency ratio of 35.61%. However, average loans were essentially flat with the first quarter of 2003 as steady loan originations were offset by high levels of loan payoffs. In addition, net income for the second quarter of 2003 was negatively impacted by prepayments and calls of higher yielding securities and a higher effective tax rate," commented Dunson Cheng, Chairman of the Board and President of Cathay Bancorp. "On May 7, we announced the signing of a definitive agreement by which GBC Bancorp will be merged into Cathay Bancorp to create the largest full-service bank catering primarily to Asian-American business and retail customers in key U.S. markets. We are proceeding with integration planning and continue to expect the merger to close before the end of this year, subject to regulatory and stockholder approvals," continued Mr. Cheng.

      INCOME STATEMENT REVIEW

      Net interest income before provision for loan losses

      Our net interest income during the second quarter of 2003 increased to $26.6 million or 5% higher than the $25.4 million during the same quarter a year ago, as a result of the increases in commercial mortgage loans, commercial loans and securities, which helped mitigate the effect of the 50 basis point decrease in the target federal funds rate on November 7, 2002 and the prepayments and calls of higher yielding securities.

      The net interest margin fell 13 basis points from 4.01% during the first quarter 2003 to 3.88% for the second quarter 2003, primarily as a result of the lower yields in the securities portfolio during the second quarter and high levels of loan payoffs which offset new loan originations. The net interest margin decreased from 4.31% in the second quarter of 2002 to 3.88% in the second quarter of 2003 primarily as a result of the 50 basis point drop in the federal funds rate in November 2002, the prepayment and calls of higher yielding securities and the related lagging effect on our interest-bearing time deposit accounts.

      For the second quarter of 2003, the interest rate earned on our average interest-earning assets was 5.20% and our cost of funds on average interest-bearing liabilities equaled 1.59%. In comparison, for the second quarter of 2002, the interest rate earned on our average interest-earning assets was 5.97% and our cost of funds on average interest-bearing liabilities equaled 1.99%.

      Provision for loan losses

      We increased the provision for loan losses by $150,000 to $1.7 million during the second quarter of 2003, compared with $1.5 million for the second quarter of 2002. The provision for loan losses represents the charge against current earnings that is determined by management, through a credit review process, as the amount needed to maintain an allowance that management believes should be sufficient to absorb loan losses inherent in the Company's loan portfolio. Total charge-offs for the second quarter of 2003 were $48,000 compared with charge-offs of $3.7 million during the second quarter of 2002. Recoveries in the second quarter of 2003 equaled $108,000, compared with recoveries of $168,000 in the same quarter a year ago.

      Non-interest income

      Non-interest income, which includes revenues from service charges on deposit accounts, letters of credit commissions, securities sales, loan sales, wire transfer fees, and other sources of fee income, rose $3.2 million or 78.9% to $7.2 million for the second quarter 2003, compared with $4.0 million for the same quarter in 2002.

      During the second quarter of 2003, the Company sold $21 million of its holdings in US dollar-denominated corporate bonds issued by certain Hong Kong entities whose credit rating may potentially be adversely impacted by the effect of SARS, and reduced its remaining holdings to $2.6 million. The gain on the sale was $4.0 million. As a result of the sale from the held-to- maturity portfolio, the remaining securities in the held-to-maturity portfolio were transferred to the available-for-sale portfolio. Other operating income decreased by 13% to $1.4 million during the second quarter 2003 compared with $1.6 million in the year ago quarter. The decrease in other operating income was due primarily to lower loan documentation and other fees.

      Non-interest expense

      Non-interest expense increased $1.8 million to $12.0 million in the second quarter of 2003, and the efficiency ratio was 35.61% compared to 34.68% in the year ago quarter. The increase in non-interest expense during the second quarter 2003 was primarily attributable to increases of $833,000 in salaries and employee benefits expenses, higher other real estate owned expense of $278,000, higher operations of investments in real estate of $201,000, higher professional services expense of $183,000, and other smaller increases. The increase in salaries and employee benefits expense reflected primarily higher incentive accruals, annual salary adjustments, a higher number of employees resulting in part from the opening of additional branches and $97,000 for stock option expense. During the first quarter of 2003, the Company adopted prospectively the stock option expense provisions of the Financial Accounting Standards Board ("FASB") Statement No. 123, "Accounting for Stock-Based Compensation," as amended by FASB Statement No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure, an Amendment of FASB Statement No. 123". The higher other real estate owned expense related to the sale of foreclosed real estate which generated the net credit from real estate operations in the second quarter of 2002. The higher operations of investments in real estate expense resulted from increases in these investments. The higher professional expenses resulted from professional fees related to the real estate investment trust.

      Income taxes

      The provision for income taxes was $6.9 million or an effective income tax rate of 34.1% for the second quarter 2003 compared with $5.5 million or an effective income tax rate of 31.0% in the year ago quarter. The effective income tax rate during the second quarter of 2003 reflected tax credits from qualified low income housing investments, and the income tax benefits of the real estate investment trust formed in the first quarter of 2003. The effective income tax rate during the second quarter of 2002 reflected tax credits from qualified low income housing investments, and the income tax benefits of a registered investment company subsidiary of the Bank, which was deregistered in March 2003. The increase in the effective tax rate from 2002 to 2003 resulted from the lower level of assets in the real estate investment trust in 2003 compared to the registered investment company in 2002.

      BALANCE SHEET REVIEW

      Total assets increased by $258.6 million to $3.01 billion at June 30, 2003, up 9% from year-end 2002 of $2.75 billion. The increase in total assets was driven primarily by growth in commercial mortgage loans and commercial loans totaling $96.4 million and an increase of $201.8 million in investment securities. Investment securities increased 29% to $909.6 million at June 30, 2003, compared to $707.7 million at December 31, 2002. As a percentage of total assets, the investment securities portfolio increased to 30% at June 30, 2003, compared with 26% at year-end 2002.

      Gross loan growth during the six months ended June 30, 2003 equaled $77.1 million, an increase of 4% from year-end 2002, reflecting increases in commercial mortgage loans, which grew by $89.5 million to $1.03 billion at June 30, 2003, compared with $943.4 million at year-end 2002, and in commercial loans which increased by $6.8 million to $570.5 million at period-end compared with $563.7 million at year-end 2002. These increases were partially offset by a decrease in construction loans totaling $14.3 million. During the second quarter of 2003, the Bank sold $3.2 million of SBA loans, resulting in a gain on sale of loans of $153,000. The changes in the loan composition from year-end 2002 are presented below:

    (In thousands)             June 30, 2003  December 31, 2002     % Change
    Loans
      Commercial                  $570,512        $563,675             1
      Residential mortgage         230,767         231,371            --
      Commercial mortgage        1,032,917         943,391             9
      Real estate construction     108,448         122,773           (12)
      Installment                   11,113          15,570           (29)
      Other                            529             447            18

        Gross loans              1,954,286       1,877,227             4

      Allowance for loan losses    (27,672)        (24,543)           13
      Unamortized deferred
       loan fees                    (5,138)         (4,606)           12

        Total loans, net        $1,921,476      $1,848,078             4

      The increase in total assets from year-end 2002 was funded primarily by deposit growth of $130.2 million or 6%, to $2.44 billion, and by increased wholesale borrowings.

      The deposit growth was comprised of $74.9 million or 6% in lower-cost core deposits, and $55.3 million or 6% in time deposits of $100,000 or more. This includes the Bank's purchase of $2.1 million in deposits from CITIC International Financial Holdings Limited, which was completed in May 2003. The changes in the deposit composition from year-end 2002 are presented below:

    (In thousands)            June 30, 2003   December 31, 2002     % Change
    Deposits
      Non-interest-bearing
       deposits                   $320,723        $302,828             6
      Interest-bearing
       checking deposits           331,577         309,665             7
      Savings deposits             309,994         290,226             7
      Time deposits              1,482,585       1,411,924             5
        Total deposits          $2,444,879      $2,314,643             6

      Federal funds purchased and securities sold under agreements to repurchase increased by $124.0 million to $152.5 million at June 30, 2003 compared with $28.5 million at year-end 2002.

      Other liabilities decreased by $44.3 million at June 30, 2003. The decrease was due primarily to a liability that was established for investments securities purchased in December 2002 that settled in January 2003.

      Stockholders' equity of $315.2 million rose $27.2 million or 9% from December 31, 2002. The increase was primarily due to net income of $25.8 million for the six months ended June 30, 2003, $1.3 million from the Company's dividend reinvestment plan and an increase of $5.4 million in accumulated other comprehensive income which was partially offset by cash dividends on common stock of $5.0 million.

      ASSET QUALITY REVIEW

      Non-performing assets to gross loans plus other real estate owned increased to 0.67% at June 30, 2003, from 0.39% at December 31, 2002, and from 0.45% at June 30, 2002. Total non-performing assets increased to $13.2 million at June 30, 2003, including $8.4 million of loans past due 90 days and still accruing, compared with $7.2 million at December 31, 2002, and $7.8 million at June 30, 2002. Non-performing assets include accruing loans past due 90 days or more, non-accrual loans, and other real estate owned.

      Non-performing loans increased to $12.5 million at June 30, 2003, compared with year-end 2002 of $6.6 million, and $7.2 million at June 30, 2002. The increase in non-performing loans compared with December 31, 2002, resulted in large part from the accruing loans past due 90 days or more category which increased $5.9 million. Nonaccrual loans of $4.1 million stayed at the same level as that of December 31, 2002.

      The allowance for loan losses amounted to $27.7 million at June 30, 2003, and represented the amount needed to maintain an allowance that we believe should be sufficient to absorb loan losses inherent in the Company's loan portfolio. The allowance for loan losses represented 1.42% of period-end gross loans and 221.34% of non-performing loans at June 30, 2003. The comparable ratios were 1.31% of gross loans and 372.31% of non-performing loans at December 31, 2002. The changes to the Company's asset quality results are highlighted below:

    (In thousands)              June 30, 2003  December 31, 2002   % Change
    Non-performing assets
      Accruing loans past due
       90 days or more              $8,384          $2,468           240
      Non-accrual loans              4,118           4,124            --
        Total non-performing
         loans                      12,502           6,592            90

      Other real estate owned          653             653            --
        Total non-performing
         assets                    $13,155          $7,245            82
      Troubled debt
       restructurings               $4,211          $5,266           (20)

      The decrease in troubled debt restructurings from December 31, 2002 is due to three restructured loans outstanding at December 31, 2002 which became past due over 90 days as of June 30, 2003, and were included in the non-performing loans category.

      CAPITAL ADEQUACY REVIEW

      The Tier 1 risk-based capital ratio of 13.33%, total risk-based capital ratio of 14.51%, and Tier 1 leverage capital ratio of 10.67%, continued to place the Company in the "well capitalized" category, which is defined as institutions with a total risk-based capital ratio equal to or greater than ten percent, a Tier 1 risk-based capital ratio equal to or greater than six percent and a Tier 1 leverage capital ratio equal to or greater than five percent. The Tier 1 risk-based capital, total risk-based capital and Tier 1 leverage capital ratios for year-end 2002 were 11.93%, 13.01% and 10.11%, respectively.

      In June 2003, Cathay Bancorp completed the sale of $20 million of trust preferred securities which qualify as Tier 1 capital under current regulatory guidelines. The trust preferred securities have a variable interest rate of three-month LIBOR plus 3.15%, with an interest rate cap of 11.75% during the first five years. The trust preferred securities are redeemable, in whole or in part, at the option of Cathay Bancorp, once each quarter beginning five years after their issuance.

      YEAR-TO-DATE REVIEW

      Net income was $25.8 million or $1.42 per diluted share for the six months ended June 30, 2003, an increase of 9% over the $23.6 million or $1.31 per diluted share for the same period a year ago. The net interest margin for the six months ended June 30, 2003 decreased 44 basis points to 3.94% compared to 4.38% during the like period a year ago.

      Return on average stockholders' equity was 17.39% and return on average assets was 1.80% for the six months of 2003, compared to a return on average stockholders' equity of 18.74% and a return on average assets of 1.89%, for the six months ended June 30, 2002. The efficiency ratio for the six months ended June 30, 2003 was 35.71% compared to 35.75% during the same period a year ago.

      Cathay Bancorp, Inc. is the one-bank holding company for Cathay Bank. Cathay Bank was founded in 1962 and offers a wide range of financial services. The Bank currently operates twelve branches in Southern California, eight branches in Northern California, three branches in New York State, one branch in Houston, Texas, and two representative offices, one in Hong Kong, and one in Shanghai, China. In addition, the Bank's subsidiary, Cathay Investment Company, maintains an office in Taipei. Cathay Bank's web page is found at http://www.cathaybank.com /

      FORWARD-LOOKING STATEMENTS AND OTHER NOTICES

      Statements made in this press release, other than statements of historical fact, are forward-looking statements within the meaning of the applicable provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include, but are not limited to, such words as "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "will," "should," "could," "predicts," "potential," "continue," or the negative of such terms and other comparable terminology or similar expressions. Forward-looking statements are not guarantees. They involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, or achievements, of Cathay Bancorp, Inc. to be materially different from any future results, performance, or achievements, expressed or implied by such forward-looking statements. Such risks and uncertainties and other factors include, but are not limited to adverse developments, or conditions related to or arising from: fluctuations in interest rates, demographic changes, inflation, competition, legislative and regulatory developments, war and terrorism, changes in business strategy, including the formation of a real estate investment trust and the deregistration of our registered investment company, and general economic or business conditions in California and other regions where the Bank has operations such as the currently unknown impact of the California budget deficit. These and other factors are further described in Cathay Bancorp Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002, its Quarterly Reports on Form 10-Q and other filings it makes with the Securities and Exchange Commission ("SEC") from time to time. Cathay Bancorp has no intention and undertakes no obligation to update any forward-looking statements or to publicly announce the results of any revision of any forward- looking statement to reflect future developments or events.

      In connection with the proposed merger of Cathay Bancorp, Inc. with GBC Bancorp, Cathay Bancorp, Inc. has filed a Registration Statement on Form S-4 with the SEC (which has not been declared effective) and will file certain other materials with the SEC from time to time, including amendments to the Registration Statement on Form S-4. Because those documents will contain important information, you are urged to read them when they become available. When filed with the SEC, they will be available for free on the SEC's website at http://www.sec.gov. You may obtain from us free copies of our reports, proxy statements, and other information regarding us filed with the SEC and, when available, the proxy statement/prospectus relating to the proposed merger.

      Cathay Bancorp, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the security holders of Cathay Bancorp, Inc. in connection with its proposed merger with GBC Bancorp. Information about the directors and executive officers of Cathay Bancorp, Inc. and their ownership in Cathay Bancorp, Inc. stock can be found in the Registration Statement on Form S-4 filed with the SEC and Cathay Bancorp, Inc.'s proxy statement for its 2003 annual meeting of stockholders. Cathay Bancorp, Inc.'s filings with the SEC are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov or by requests directed to Cathay Bancorp, Inc., 777 N. Broadway, Los Angeles, CA 90012, Attention: Investor Relations (213) 625-4749.

                              CATHAY BANCORP, INC.
                        CONSOLIDATED FINANCIAL HIGHLIGHTS
                                   (Unaudited)

                          Three months ended          Six months ended
                               June 30,                   June 30,
                      2003       2002   % change   2003      2002   % change
   (Dollars in
    thousands,
    except per
    share data)

   FINANCIAL PERFORMANCE
   Net interest
    income before
    provision for
    loan losses    $26,588    $25,432       5    $53,023   $51,015        4
   Provision for
    loan losses      1,650      1,500      10      3,300     3,000       10
   Net interest
    income after
    provision for
    loan losses     24,938     23,932       4     49,723    48,015        4
   Non-interest
    income           7,196      4,022      79     12,399     7,356       69
   Non-interest
    expense         12,029     10,214      18     23,363    20,866       12
   Income before
    income tax
    expense         20,105     17,740      13     38,759    34,505       12
   Income tax
    expense          6,860      5,502      25     12,980    10,879       19
   Net income      $13,245    $12,238       8    $25,779   $23,626        9

   Net income per
    common share:
     Basic           $0.74      $0.68       9      $1.43     $1.31        9
     Diluted         $0.73      $0.67       8      $1.42     $1.31        9

   Cash dividends
    paid per
    common share    $0.140     $0.140      --     $0.280    $0.265        6


   SELECTED RATIOS
     Return on
      average
      assets         1.81%      1.93%      (6)     1.80%     1.89%       (5)
     Return on
      average
      stockholders'
      equity        17.35%     19.03%      (9)    17.39%    18.74%       (7)
     Efficiency
      ratio         35.61%     34.68%       3     35.71%    35.75%       --
     Dividend
      payout ratio  18.92%     20.58%      (8)    19.58%    20.23%       (3)


   YIELD ANALYSIS
    (non-tax equivalent)
     Total
      interest-earning
      assets         5.20%      5.97%     (13)     5.29%     6.14%      (14)
     Total interest
      bearing
      liabilities    1.59%      1.99%     (20)     1.64%     2.10%      (22)
     Net interest
      spread         3.61%      3.98%      (9)     3.65%     4.04%      (10)
     Net interest
      margin         3.88%      4.31%     (10)     3.94%     4.38%      (10)

                            June 30, 2003  December 31, 2002   June 30, 2002
   CAPITAL RATIOS
     Tier 1 risk-based
      capital ratio              13.33%          11.93%           11.88%
      Total risk-based
       capital ratio             14.51%          13.01%           12.92%
      Tier 1 leverage
       capital ratio             10.67%          10.11%            9.95%

                              CATHAY BANCORP, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                   (Unaudited)

   (In thousands,
    except share
    and per
    share data)                   June 30,      December 31,       % change
                                    2003            2002

   Assets
     Cash and due from banks       $63,522         $70,777           (10)
     Federal funds sold and
      securities purchased under
      agreements to resell          14,000          19,000           (26)
     Cash and cash equivalents      77,522          89,777           (14)
     Securities available-for-sale
      (amortized cost of $890,347
      in 2003 and $238,740
      in 2002)                     909,557         248,273           266
     Securities held-to-maturity
      (estimated fair value of
      $477,782 in 2002)                 --         459,452          (100)
     Loans                       1,954,286       1,877,227             4
       Less:  Allowance for
               loan losses         (27,672)        (24,543)           13
              Unamortized
               deferred loan
               fees                 (5,138)         (4,606)           12
              Loans, net         1,921,476       1,848,078             4
     Other real estate
      owned, net                       653             653            --
     Investments in real
      estate, net                   21,676          21,678            --
     Premises and equipment, net    29,586          29,788            (1)
     Customers' liability
       on acceptance                 12,418          10,608            17
     Accrued interest receivable    13,988          14,453            (3)
     Goodwill                        6,552           6,552            --
     Other assets                   19,202          24,686           (22)

       Total assets             $3,012,630      $2,753,998             9

   Liabilities and
    Stockholders' Equity
     Deposits
       Non-interest-bearing
        demand deposits           $320,723        $302,828             6
       Interest-bearing deposits:
         NOW deposits              155,354         148,085             5
         Money market deposits     176,223         161,580             9
         Savings deposits          309,994         290,226             7
         Time deposits under
          $100                     440,457         425,138             4
         Time deposits of
          $100 or more           1,042,128         986,786             6
         Total deposits          2,444,879       2,314,643             6

     Federal funds purchased
      and securities sold
      under agreements to
      repurchase                   152,500          28,500           435
     Advances from the
      Federal Home Loan Bank        50,000          50,000            --
     Acceptances outstanding        12,418          10,608            17
     Trust preferred securities     19,701              --           100
     Other liabilities              17,965          62,286           (71)
       Total liabilities         2,697,463       2,466,037             9

     Stockholders' Equity
       Preferred stock,
        $0.01 par value;
        10,000,000 shares
        authorized, none issued         --              --            --
       Common stock,
        $0.01 par value,
        25,000,000 shares
        authorized, 18,341,657
        issued and 18,021,747
        outstanding in 2003 and
        18,305,255 issued and
        17,999,955 outstanding
        in 2002                        183             183            --
       Treasury stock, at cost
        (319,910 shares in 2003
        and 305,300 in 2002)        (8,810)         (8,287)            6
       Additional paid-in-capital   74,169          70,857             5
       Unearned compensation        (1,743)             --            --
       Accumulated other
        comprehensive income,
        net                         12,138           6,719            81
       Retained earnings           239,230         218,489             9
       Total stockholders'
        equity                     315,167         287,961             9

       Total liabilities and
        stockholders' equity    $3,012,630      $2,753,998             9

     Book value per share           $17.49          $16.00             9

                              CATHAY BANCORP, INC.
      CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                   (Unaudited)

                      Three months ended June 30,  Six months ended June 30,
                            2003          2002          2003          2002
   (In thousands,
    except share and
    per share data)

   INTEREST INCOME
     Interest on loans    $26,819       $25,788      $53,343       $52,596
     Interest on
      securities
      available-for-sale    5,250         4,103        8,237         8,054
     Interest on securities
      held-to-maturity      3,426         5,186        9,310        10,472
     Interest on federal
      funds sold and
      securities purchased
      under agreements
      to resell               128           182          301           392
     Interest on deposits
      with banks               12             8           14            19

     Total interest
      income               35,635        35,267       71,205        71,533

   INTEREST EXPENSE
     Time deposits of
      $100 or more          5,032         5,641       10,232        12,030
     Other deposits         2,598         3,373        5,279         6,934
     Other borrowed funds   1,417           821        2,671         1,554

     Total interest
      expense               9,047         9,835       18,182        20,518

     Net interest income
      before provision
      for loan losses      26,588        25,432       53,023        51,015
     Provision for
      loan losses           1,650         1,500        3,300         3,000

     Net interest income
      after provision for
      loan losses          24,938        23,932       49,723        48,015

   NON-INTEREST INCOME
     Securities gains       3,858           502        5,653           460
     Letters of credit
      commissions             496           466          994           938
     Depository service
      fees                  1,472         1,480        2,805         2,961
     Other operating
      income                1,370         1,574        2,947         2,997

     Total non-interest
      income                7,196         4,022       12,399         7,356

   NON-INTEREST EXPENSE
     Salaries and employee
      benefits              7,081         6,248       13,724        12,413
     Occupancy expense        924           817        1,905         1,748
     Computer and equipment
      expense                 832           780        1,652         1,584
     Professional services
      expense                 947           764        1,944         1,854
     FDIC and State
      assessments             127           122          257           246
     Marketing expense        460           438          849           771
     Other real estate
      owned expense (income)   83          (195)         129          (385)
     Operations of
      investments
      in real estate          703           502        1,228         1,118
     Other operating expense  872           738        1,675         1,517

     Total non-interest
      expense              12,029        10,214       23,363        20,866

     Income before income
      tax expense          20,105        17,740       38,759        34,505
   Income tax expense       6,860         5,502       12,980        10,879

   Net income              13,245        12,238       25,779        23,626

   Other comprehensive
    income, net of tax      6,848         2,950        5,419           356

   Total comprehensive
    income                $20,093       $15,188      $31,198       $23,982

     Net income per
      common share:
       Basic                $0.74         $0.68        $1.43         $1.31
       Diluted              $0.73         $0.67        $1.42         $1.31

     Cash dividends paid
      per common share     $0.140        $0.140       $0.280        $0.265

     Basic average
      common shares
      outstanding      18,016,015    17,992,971   18,009,937    17,980,834
     Diluted average
      common shares
      outstanding      18,155,180    18,133,705   18,136,125    18,089,358

                              CATHAY BANCORP, INC.
         AVERAGE BALANCES - SELECTED CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

                                         For the three months ended,
   (In thousands)              June 30, 2003   June 30, 2002  March 31, 2003

   Interest-earning assets
     Federal funds sold
      and securities purchased
      under agreements to resell   $42,544        $ 42,093      $ 57,622
     Securities available-for-sale,
      at fair value                526,723         301,475       257,346
     Securities held-to-maturity   292,934         365,873       471,492
     Loans receivable, net of
      unamortized deferred
      loan fees                  1,913,593       1,681,375     1,912,808
     Allowance for loan losses     (26,626)        (23,646)      (25,117)
     Loans receivable, net       1,886,967       1,657,729     1,887,691
     Deposits with banks             1,193             938           830

       Total interest-earning
        assets                  $2,750,361      $2,368,108    $2,674,981

   Interest-bearing liabilities
     Interest-bearing
      checking deposits           $341,040        $288,560      $337,922
     Savings deposits              304,498         267,014       290,233
     Time deposits               1,472,711       1,356,445     1,430,745
       Total interest-bearing
        deposits                 2,118,249       1,912,019     2,058,900
      Other borrowed funds         165,687          70,233       139,589
       Total interest-bearing
        liabilities              2,283,936       1,982,252     2,198,489

     Non-interest-bearing
      demand deposits              306,260         262,938       295,042

       Total deposits and
        other borrowed funds    $2,590,196      $2,245,190    $2,493,531

     Total average assets       $2,929,110      $2,539,688    $2,844,276
     Total average
      stockholders' equity        $306,279        $257,955      $291,608

                                 For the six months ended,
   (In thousands)               June 30, 2003   June 30, 2002

   Interest-earning assets
     Federal funds sold and
      securities purchased
      under agreements to resell       $50,041         $45,517
     Securities available-for-sale,
      at fair value                    392,778         289,113
     Securities held-to-maturity       381,720         365,951
     Loans receivable, net of
      unamortized deferred
      loan fees                      1,913,203       1,672,592
     Allowance for loan losses         (25,876)        (23,924)
     Loans receivable, net           1,887,327       1,648,668
     Deposits with banks                 1,013           1,049

      Total interest-earning
       assets                       $2,712,879      $2,350,298

   Interest-bearing liabilities
     Interest-bearing
      checking deposits               $339,489        $280,418
     Savings deposits                  297,405         261,495
     Time deposits                   1,451,844       1,352,981
       Total interest-bearing
        deposits                     2,088,738       1,894,894
     Other borrowed funds              152,710          79,758
       Total interest-bearing
        liabilities                  2,241,448       1,974,652

     Non-interest-bearing
      demand deposits                  300,682         260,656

       Total deposits and
        other borrowed funds       $ 2,542,130      $2,235,308

     Total average assets          $ 2,886,927      $2,524,836
     Total average
      stockholders' equity            $298,984        $254,181

SOURCE  Cathay Bancorp, Inc.